Exhibit 99.1

HALO to Acquire Unify Insurance Risk Management Division to Advance
Lift and Shift Strategy in the Dynamic Insurance Risk Management Market

Unify Insurance and ViaMode Divisions to Add Traction to Key Vertical Markets

GREENWICH, CT, September 14, 2006 - HALO Technology Holdings, Inc. (OTCBB: HALO) announced today that it has entered into a definitive agreement to acquire the Insurance Risk Management (IRM) and ViaMode divisions of Unify Corp. (OTCBB: UNFY) as part of a simultaneous transaction in which Unify will also acquire Gupta Technologies, LLC. In addition to the two business units, HALO will receive 5,000,000 shares of Unify common stock, $5,000,000 in cash, and 750,000 warrants to acquire Unify stock. With today’s announcement Unify and HALO reported they have terminated the merger agreement announced March 14, 2006.

The Insurance Risk Management Division of Unify develops and markets NavRisk, a market-leading policy administration and underwriting system for the alternative risk market. IRM will join with HALO subsidiary DAVID Corporation to deliver comprehensive risk management solutions designed to reduce customers’ overall claims costs. As a combined organization, DAVID and IRM will have over 100 loyal customers and a broad set of solutions for automating, managing and streamlining policy and claims information and business processes. The NavRisk system is used by customers to process over one billion dollars in premiums annually and enables gains in efficiencies, accuracy and resource savings, with the added benefit of consolidated data analysis for better, faster business decisions.

“We are excited to have Unify’s Insurance Risk Management Division join the DAVID team and leverage their expertise in policy administration and underwriting with DAVID’s rich history in claims management to create powerful risk management solutions,” said DAVID President and CEO Alex Aminian. “The acquisition builds upon DAVID’s vision of extending the enterprise beyond claims. We look forward to addressing the growing market opportunity for integrated systems that manage the entire insurance lifecycle from issuing policies to administering claims. Combining DAVID and IRM enables us to accelerate time to market in delivering integrated, business process-based risk management solutions that customers require to increase their profitability, customer satisfaction and competitiveness.”

ViaMode’s unique blend of engineered standards, driver incentives and software technology provides one of the most comprehensive solutions for maximizing truck driver performance. It enables organizations to optimize transportation operations by leveraging operational data from onboard computers and routing/scheduling software packages to provide reporting and analysis information and unparalleled visibility into transportation operations.

HALO CEO Ron Bienvenu noted, “I believe this transaction, although not exactly what we had in mind six months ago, is a great win for both Unify and HALO shareholders. Over the past few months we have come to know the Unify management and board and we are delighted to become a major shareholder of a company that we believe is poised for profitable and sustainable growth. In addition, we believe the combination of the Insurance Risk Management Division of Unify with our DAVID Corporation subsidiary will give us an ideal platform for executing our lift and shift strategy in the dynamic insurance risk management market. We are also excited about the ViaMode assets as it gives us a toe hold in an industry segment that we think is ripe for HALO’s model.”

About HALO Technology Holdings, Inc
HALO Technology Holdings, Inc. is a global provider of a diversified range of standards-based enterprise software applications and on-demand solutions. HALO’s strategy is to acquire and operate private and public enterprise software companies with a commitment to sustainable growth. HALO portfolio companies focus on customer service, product quality and profitability to build long term customer relationships and ensure customer satisfaction today and into the future. Everyday, leading corporations and institutions, including companies like IBM, Phillip Morris, John Deere, Merck, Boeing, Bacardi, Motorola, The Home Depot, Southern Company and thousands more, rely on our portfolio companies to deliver high quality, enterprise class software and services on a global basis. For more information, please see our website at www.haloholdings.com.

Forward-Looking Statements Safe Harbor

Certain statements contained in this press release regarding Halo’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the transactions, including future financial and operating results, Halo’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses to be acquired by Halo will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transactions may not be fully realized or may take longer to realize than expected; (3) the risk that Unify is unable to raise additional financing by the time that all other conditions to the completion of the transactions have been satisfied; (4) the applicable disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; and (5) general economic conditions and consumer sentiment in our markets. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements are described in detail in Halo’s Annual Report on Form 10-KSB for its fiscal year ended June 30, 2005, and HALO’s other periodic and current reports filed with the Securities and Exchange Commission from time to time that are available on the SEC’s internet Web site at http://www.sec.gov. Unless required by law, Halo does not undertake any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.